Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
INLAND AMERICAN REAL ESTATE TRUST, INC.

EFFECTIVE AS OF APRIL 1, 2008

ARTICLE I
OFFICES

SECTION 1.                                REGISTERED OFFICE/AGENT.  The address of the principal office of the corporation in the State of Maryland is c/o the Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.  The name of the corporation’s registered agent at this address is The Corporation Trust Incorporated.  The corporation reserves the power to change its principal office and registered agent at any time.

SECTION 2.                                OTHER OFFICES.  The corporation may have additional offices, including its principal executive offices, at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

SECTION 1.                                ANNUAL MEETING.  Annual meetings of stockholders shall be held on the first Tuesday of June if not a legal holiday, and if a legal holiday then on the next secular day following, at 10:00 a.m., or at any other date and time as shall be fixed by the board of directors; provided, however, that the annual meeting of stockholders shall not be held less than thirty (30) days after delivery of the annual report to stockholders.  The purpose of each annual meeting of the stockholders is to elect directors of the corporation and to transact any other business as may properly come before the meeting.  Any business of the corporation may be transacted at the annual meeting without being specifically designated in the notice of meeting, except such business as is specifically required by applicable law to be stated in the notice of meeting.

SECTION 2.                                SPECIAL MEETINGS.  Special meetings of the stockholders may be called by the chairman of the board, chief executive officer, president, a majority of the directors or a majority of the independent directors.  Special meetings of stockholders shall also be called by the secretary of the corporation upon written request (which request shall state the purpose of the meeting and the matters to be acted upon) of stockholders holding in the aggregate not less than ten percent (10.0%) of the outstanding shares of the capital stock of the corporation entitled to vote at such meeting.  Upon receipt of such a written request, the secretary of the corporation shall inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of such meeting; and upon payment of these costs to the corporation, the secretary shall notify each stockholder entitled to notice of the meeting not less than fifteen (15) nor more than sixty (60) days prior to the date of such meeting.  Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve (12)

months.  Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 3.                                PLACE OF MEETINGS.  Meetings of stockholders shall be held at the principal executive offices of the corporation or at any other place within the United States, as shall be designated from time to time by the board of directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

SECTION 4.                                NOTICE OF MEETINGS.  Not less than ten (10) nor more than ninety (90) days before the date of every stockholders’ meeting, the secretary shall give to each stockholder entitled to vote at the meeting, and to each stockholder not entitled to vote who is entitled to notice of a meeting, a written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail, by presenting it to him personally, by leaving it at his residence or usual place of business or by transmittal to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.  If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 5.                                QUORUM; MANNER OF ACTING AND ORDER OF BUSINESS.  At any meeting of stockholders, the presence in person or by proxy of a majority of the outstanding shares entitled to vote at the meeting of the stockholders shall constitute a quorum; provided, however, that this section shall not affect any requirement under the applicable law or under the articles of incorporation for the vote necessary for the adoption of any measure.   If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting, until a quorum shall be present or represented.   At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Meetings of the stockholders shall be presided over by the chairman of the board, or in his or her absence by the chief executive officer, or in his or her absence by the president, or in his or her absence by a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors or in the absence of such designation, by a chairman chosen at the meeting.  The secretary of the corporation shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.  The order of business so determined, however, may be changed by vote of the holders of a majority of the shares present in person or represented by proxy at a meeting at which a quorum is present.

SECTION 6.                                VOTING.  A majority of all the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to elect a director.  Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by applicable law or by the articles of incorporation.

SECTION 7.                                PROXIES; VOTING OF SHARES OF CERTAIN HOLDERS.  Unless the articles of incorporation provide otherwise, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.   A stockholder may vote the shares owned of record by the stockholder either in person or by proxy executed in writing by the stockholder or by the stockholder’s duly authorized attorney-in-fact.   The proxy or evidence of authorization of the proxy shall be filed with the secretary of the corporation.  No proxy shall be valid after eleven (11) months from its date, unless otherwise provided in the proxy.   At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.  Stockholders having voting power shall not be entitled to exercise cumulative voting rights.

Any shares registered in the name of a corporation, partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, manager or trustee thereof, as the case may be, or by a proxy appointed by any of the foregoing individuals, unless some other person, who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing board of such corporation or other entity or an agreement of the partners of the partnership or by the manager of the limited liability company, presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares.  Any trustee or other fiduciary may vote shares registered in his or her name as a fiduciary, either in person or by proxy.

Shares of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by the corporation in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The board of directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth: the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification and the information to be contained in it; and any other provisions with respect to the procedure which the directors consider necessary or desirable.  On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.

SECTION 8.                                ACTION WITHOUT A MEETING.  Unless the articles of incorporation require otherwise, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, if a consent in writing, setting forth the action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from the action, and the consent and waiver are filed with the records of stockholders meetings.

SECTION 9.                                NOMINATIONS AND STOCKHOLDER BUSINESS.

(a)                                  Annual Meetings of Stockholders.

(1)                                  Nominations of persons for election to the board of directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (A) pursuant to the corporation’s notice of meeting; (B) by or at the direction of the board of directors; or (C) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in this Section 9(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9(a).

(2)                                  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 9, the stockholder must have given timely notice thereof in writing to the secretary of the corporation.  To be timely, a stockholder’s notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary date or if the corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the annual meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting is first made by the corporation.   In not event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for giving of a stockholder’s notice as described above.  The stockholder’s notice shall set forth:  (i) as to each person who the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting the business at the meeting and any material interest in the business of the stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is

made, (x) the name and address of the stockholder, as they appear on the   corporation’s books, and that of the beneficial owner, and (y) the class and number of shares that are owned beneficially and of record by the beneficial owner and such stockholder.

(3)                                  Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 9 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9(a) shall also be considered timely, but only with respect to nominees for any new positions created by the increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which the public announcement is first made by the corporation.

(b)                                 Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting.  Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected:  (i) pursuant to the corporation’s notice of meeting; (ii) by or at the direction of the board of directors; or (iii) provided that the board of directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this Section 9(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 9(b).  In the event the corporation calls for a special meeting of stockholders for the purpose of electing one or more directors to the board of directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 9 shall be delivered to the secretary at the principal executive offices of the corporation not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at the meeting.  In no event shall the public announcement of a postponement of adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder’s notice as described above.

(c)                                  General.

(1)                                  Only the persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.  The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nomination or proposal be disregarded.

(2)                                  For purposes of Section 9, “public announcement” shall mean disclosure in a press release prepared by or on behalf of the corporation and reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(3)                                  Notwithstanding the foregoing provisions of Section 9, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9.  Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in any of the corporation’s proxy statements pursuant to Rule 14a-8 under the Exchange Act.

SECTION 10.                          INSPECTORS OF ELECTION.  At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for the meeting.  The inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at the meeting.  If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

ARTICLE III
DIRECTORS

SECTION 1.                                GENERAL POWERS.  The business and affairs of the corporation shall be managed by its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the articles of incorporation or by these bylaws conferred upon or reserved to the stockholders.

SECTION 2.                                NUMBER, TENURE AND QUALIFICATIONS.  The number of directors of the corporation shall be as fixed by the articles of incorporation.    By vote of a majority of the entire board of directors, the number of directors fixed by the articles of incorporation may be increased or decreased from time to time not exceeding eleven (11) nor less than three (3), but the tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board of directors.   Until the first annual meeting of stockholders or until successors are duly elected and qualify, the board of directors shall consist of the persons named as such in the articles of incorporation.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are duly elected and qualify.  Directors need not be stockholders in the corporation.

SECTION 3.                                RESIGNATION AND REMOVAL.  Any director may resign at any time by giving written notice to the board of directors or to the chief executive officer or president.  The stockholders owning at least a majority of the outstanding shares may remove any director with or without cause in the manner provided in the articles of incorporation.

SECTION 4.                                FILLING OF VACANCIES.  If a vacancy in the board of directors shall occur (whether arising because of death, resignation or incapacity of a director) the vacancy shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Any vacancy in the number of directors created as a result of an increase in the number of directors shall be filled by a majority of the entire board of directors.  Any individual so elected as director shall hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified.  Any vacancy in the number of directors resulting from the removal of a director by the stockholders shall be filled by a majority vote of the stockholders.  Any individual so elected as director shall hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified.

SECTION 5.                                ANNUAL MEETING.  An annual meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this bylaw being necessary.  Regular meetings of the board of directors may be held without notice at the time and place as shall from time to time be determined by the board of directors.

SECTION 6.                                SPECIAL MEETING.  Special meetings of the board of directors may be called at any time by or at the request of the chairman of the board or the president or by a majority of directors then in office.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without of the State of Maryland, as the place for holding any special meeting of the board of directors called by them.

SECTION 7.                                PLACE OF MEETINGS.  Meetings of the board of directors, regular or special, may be held at any place within or without of the State of Maryland as the board of directors may from time to time determine.

SECTION 8.                                NOTICE OF MEETINGS.  Notice of any meeting shall be given to each director at his or her principal place of business or residence address unless the requirement of notice is waived in writing, prior to or at the time of the meeting, by the director entitled to notice of the meeting.  Notice of meetings shall be delivered personally or by telephone, facsimile transmission, electronic mail, United States mail or overnight courier.  Notice by personal delivery, by telephone, facsimile transmission or electronic mail shall be given at least two (2) days prior to the date of the meeting.  Notice by United States mail shall be given at least five (5) days prior to the date of the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid.  Notice by overnight courier shall be given at least two (2) days prior to the date of the meeting and shall be deemed to be given when presented to the overnight courier properly addressed for delivery to the director.

Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party.  Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the notice to the number provided to the corporation by the director and printing of a transmission confirmation from the facsimile machine.  Electronic mail notice shall be deemed given upon completion of the transmission of the notice to the electronic mail address provided to the corporation by the director and receipt of a electronic mail return receipt delivery confirmation.

SECTION 9.                                ATTENDANCE BY TELEPHONE.  Directors may participate in meetings of the board of directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear and speak to one another at the same time.  Participation in a meeting by these means shall constitute presence in person at the meeting.

SECTION 10.                          QUORUM AND MANNER OF ACTING; ADJOURNMENT.  At all meetings of the board of directors a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by applicable law, the articles of incorporation or these bylaws.   If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 11.                          ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board of directors or of the committee, as the case may be, and the written consent is filed with the minutes of proceedings of the board of directors or the committee.

SECTION 12.                          COMMITTEES.  The board of directors shall designate an audit committee consisting of at least three (3) independent directors.  The audit committee shall govern itself in accordance with the terms of a charter which it shall adopt.  The board of directors may establish an executive committee and other committees composed of two or more directors, and may delegate to such committees, any of the powers of the board of directors except the power to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock.  However, if the board of directors has given general authorization for the issuance of stock, a committee of the board of directors, in accordance with a general formula or method specified by the board of directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued.  In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of any absent members.  The committees shall keep minutes of their proceedings and shall report to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

SECTION 13.                          COMPENSATION OF DIRECTORS.  Effective as of April 1, 2008, independent directors shall each receive the sum of $30,000.00 per fiscal year as compensation for their services as directors of the corporation; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  In addition to the foregoing, the chairperson of the audit committee of the board of directors shall receive the sum of $10,000.00 per fiscal year as compensation for his or her services in such capacity, and the chairperson of any other committee of the board shall receive the sum of $5,000.00 per fiscal year as compensation for his or her services in such capacity.  Independent directors shall be reimbursed $1,000.00 for attendance at each in-person meeting of the board of directors or the audit committee and $500.00 for each meeting of the board of directors or the audit committee attended by telephone, and $500.00 for each meeting of any other committee of the board of directors attended in person or by telephone.  Directors shall be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the board of directors or of any committee thereof and for their expenses, if any, in connection with any other service or activity they performed or engaged in as directors of the corporation.

SECTION 14.                          RELIANCE.  Each director, officer, employee and agent of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the corporation, upon an opinion of counsel or upon reports made to the corporation by any of its officers or employees, accountants, appraisers or other experts or consultants selected by the board of directors or officers of the corporation, regardless of whether such counsel or expert may also be a director.

SECTION 15.                          CERTAIN RIGHTS OF DIRECTORS.  The directors shall have no responsibility to devote their full time to the affairs of the corporation.  Any director or officer, employee or agent of the corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the corporation.

ARTICLE IV
NOTICES

SECTION 1.                                ADDRESSES.  Notices to directors and stockholders shall be in writing and delivered to the directors or stockholders personally or to the address, facsimile number or electronic mail address appearing on the books of the corporation.  Every stockholder or transferee shall furnish the secretary of the corporation or its transfer agent with the address, facsimile number or electronic mail address to which the notice of meetings and all other notices may be served upon or mailed to such stockholder or transferee, and in default thereof, such stockholder or transferee shall not be entitled to services or mailing of any such notice.

SECTION 2.                                WAVIER OF NOTICE.  Whenever any notice of the time, place or purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of applicable law or under the provisions of the articles of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice and filed with the records of the meeting, whether before or after the holding thereof, shall be deemed equivalent to the giving of such notice to such persons.  Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by applicable law.  The actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V
OFFICERS

SECTION 1.           NUMBER.  The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer and may include a chief executive officer, a chief financial officer, a chief operating officer, one or more vice-presidents and one or more assistant secretaries and assistant treasurers.  Two or more offices, except those of president and vice-president, may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the articles of incorporation or these bylaws to be executed, acknowledged or verified by two or more officers.

SECTION 2.           ELECTION AND TERM OF OFFICE.  The board of directors at its first meeting after each annual meeting of stockholders shall elect the officers of the corporation.  Officers need not be members of the board of directors, except in the case of the chairman of the board.  Each officer shall hold office until his or her successors is elected and qualifies or until death, removal or resignation in the manner hereinafter provided.  Election of an officer shall not of itself create contract rights between the corporation and the officer.

SECTION 3.           ADDITIONAL OFFICERS.  The board of directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

SECTION 4.           COMPENSATION OF OFFICERS.  The salaries of all officers of the corporation shall be fixed by the board of directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

SECTION 5.           REMOVAL AND RESIGNATION.  Any officer may be removed by the board of directors whenever, in its judgment, the best interests of the corporation will be served thereby, but the removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any officer of the corporation may resign at any time by giving written notice of his or her resignation to the board of directors, the chairman of the board, the chief executive officer or the president.  Any resignation shall take effect at the time specified in the written notice or, if not specified in the written notice, immediately upon its receipt.

SECTION 6.           FILLING OF VACANCIES.  If the office of any officer becomes vacant for any reason, the board of directors shall fill the vacancy for the balance of the term.

SECTION 7.           CHIEF EXECUTIVE OFFICER.  The board of directors may designate a chief executive officer.  In the absence of such designation, the president shall be the chief executive officer of the corporation.  The chief executive officer shall have general responsibility for implementing the corporation’s policies, as determined by the board of directors, and for the management of the business and affairs of the corporation.

SECTION 8.           CHIEF FINANCIAL OFFICER.  The board of directors may designate a chief financial officer.  In the absence of such designation, the treasurer shall be the chief financial officer of the corporation.  The chief financial officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

SECTION 9.           CHIEF OPERATING OFFICER.  The board of directors may designate a chief operating officer.  In the absence of such designation, the president shall be the chief operating officer of the corporation.  The chief operating officer shall have the responsibilities and duties as set forth by the board of directors or the chief executive officer.

SECTION 10.         CHAIRMAN OF THE BOARD.  The chairman of the board shall preside at all meetings of the board of directors, and at all stockholders’ meetings, whether annual or special, at which he or she is present and shall exercise such other powers and perform such other duties as the board of directors may from time to time assign to him or as may be prescribed by these bylaws.  The chairman may execute for the corporation certificates for its shares and he or she may accomplish such execution either under or without the seal of the corporation, either individually or with the secretary, any assistant secretary or any officer thereunto authorized by the board of directors, according to the requirements of applicable law.  The chairman shall also communicate with stockholders regarding the operations of the corporation as provided in these bylaws or as otherwise deemed necessary by the board of directors.

SECTION 11.         PRESIDENT.  In the absence of a chief executive officer the president shall be in charge of the business of the corporation subject to the direction and control of the board of directors; shall see that the resolutions and directions of the board of directors or its committees are carried into effect, except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and in general, shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.  The president may execute for the corporation, certificates for its shares, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, or either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument.  The president may vote all securities which the corporation is entitled to vote, except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.  Some or all of the duties of the president may be delegated to the chief executive officer or the chief operating officer, if either one exists.

SECTION 12.         VICE PRESIDENT.  The vice president (or in the event there be more than one vice president, each of the vice presidents), if one shall be elected, shall assist the president in the discharge of his or her duties, as the president may direct, and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.  In the absence of the president or in the event of his or her inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the president, and when so acting, shall have the powers of and be subject to all the restrictions upon the president.  The vice president (or each of them if there are more than one) may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, and he or she may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument or applicable law.  If there is more than one vice president, the president may identify the seniority of the vice presidents with designations as follows, the first having the highest seniority and seniority declining in order as named: executive vice president; vice president; and assistant vice president.

SECTION 13.         SECRETARY.  The secretary shall: (i) record the minutes of the stockholders and of the board of directors’ meetings in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate books and records and of the seal of the corporation; (iv) keep a register of the post-office address, facsimile number or electronic mail address of each stockholder which shall be furnished to the secretary by such stockholder; (v) sign with the chairman of the board of directors or the president or a vice president or any other officer thereunto authorized by the board of directors, certificates for the shares, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors has authorized to be executed, according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws; (vi) have general charge of the stock transfer books of the corporation; and (vii) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of directors.

SECTION 14.         TREASURER.  The treasurer shall: (i) have charge of and be responsible for the maintenance of the adequate books and records for the corporation; (ii) have charge and custody of all funds and securities of the corporation, and be responsible therefor and for the receipt and disbursement thereof; and (iii) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.  In the absence of a designation of a chief financial officer by the board of directors, the treasurer shall be the chief financial officer of the corporation.  If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.

SECTION 15.         ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.  The assistant secretaries and assistant treasurers shall perform such duties as shall be assigned to them by the board of directors.  When the secretary is unavailable, any assistant secretary may sign with the president, or a vice president, or any other officer thereunto authorized by the board of directors, any contracts, deeds, mortgages, bonds or other instruments according to the requirements of the form of the instrument or applicable law, except when a different mode of execution is expressly prescribed by the board of directors or these bylaws.  The assistant treasurers shall if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

ARTICLE VI
STOCK

SECTION 1.           SHARES WITHOUT CERTIFICATES.  Except as otherwise provided in these bylaws, nothing in this Article VI shall be interpreted to limit the authority of the board of directors to issue some or all of the shares of any or all of the classes or series of stock of the corporation without certificates in accordance with Section 2-201 of the Maryland General Corporation Law.

SECTION 2.           SHARES WITH CERTIFICATES.  To the extent expressly authorized by the board of directors, each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind and class of shares owned by the stockholder in the corporation.  Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal.

SECTION 3.           STOCK CERTIFICATES.  The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal.  In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.  Each stock certificate shall include on its face the name of the corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate.  If the corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back, a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue and if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the board of directors of directors to set the relative rights and preferences of subsequent series.  A summary of such information included in a registration statement permitted to become effective under the Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this section.  In lieu of a full statement or summary, there may be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of this information.  Every stock certificate representing shares of stock that are restricted as to transferability by the corporation shall contain a full statement of the restriction or state that the corporation will furnish information about the restriction to the stockholder on request and without charge.  A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as provided by Section 2-207 of the Maryland General Corporation Law.

SECTION 4.           LOST CERTIFICATES.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed.  When authorizing the issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the stolen, lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

SECTION 5.           NEW CERTIFICATES.  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6.           RECORD DATE.  The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose.  Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.  In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the books shall be closed for at least ten (10) days immediately preceding the meeting.

If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

SECTION 7.           REGISTERED OWNERS.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

SECTION 8.           FRACTIONAL SHARES.  The board of directors may, in its discretion, issue fractional shares of stock, on such terms and under such conditions as it may determine.

SECTION 9.           TRANSFER AGENTS AND REGISTRARS.  The board of directors may, in its discretion, appoint one or more responsible banks, trust companies or other persons or entities as the board of directors may deem necessary, appropriate or advisable, from time to time, to act as transfer agents and registrars of the capital stock of the corporation.  In the event of any such appointment, stock certificates issued by the corporation, if any, shall not be valid until countersigned by one of such transfer agents and registered by one of such registrars.

ARTICLE VII
INDEMNIFICATION AND INSURANCE

SECTION 1.           INDEMNIFICATION.  Subject to the limitations set forth in this Section 1, the corporation shall indemnify and pay, advance or reimburse reasonable expenses to any director, officer, employee and agent of the corporation (each an “Indemnified Party”) from and against any liability or loss to which the Indemnified Party may become subject or which the Indemnified Party may incur as reason of his, her or its service as a director, officer, employee or agent of the corporation.  The corporation shall indemnify any Indemnified Party unless (i) the Indemnified Party determined in good faith, that the course of conduct which caused the loss or liability was in the best interest of the corporation; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the corporation; (iii) such liability or loss was not the result of gross negligence or willful misconduct by any independent director or negligence or misconduct by any other directors or officers; and (iv) the indemnification is recoverable only out of the assets of the corporation and not from the stockholders.  The corporation may, with the approval of the board of directors, provide this indemnification and advance for expenses to a person who served as predecessor of the corporation in any of the capacities described above and to any employee or agent of the corporation or a predecessor of the corporation.

The corporation shall not indemnify any director, officer, employee or agent of the corporation for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering their request has been advised of the position of the Securities and Exchange Commission (the “Commission”) and the published opinions of any state securities regulatory authority in which securities of the corporation were offered and sold as to indemnification for violations of securities laws.

The corporation shall advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the corporation; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the corporation, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the bylaws or the articles of incorporation inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding paragraphs with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

SECTION 2.           INSURANCE.  The corporation shall have the power to purchase and maintain insurance on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the corporation, or arising out of such status; provided, however, that the corporation shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the provisions of this Article VII. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.

ARTICLE VIII
GENERAL PROVISIONS

SECTION 1.           DIVIDENDS OR DISTRIBUTIONS.  Dividends or distributions upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, in accordance with applicable law.  Dividends or distributions may be paid in cash, in property, or in its own shares, subject to the provisions of applicable law and of the articles of incorporation.

SECTION 2.           FUNDS FOR DIVIDENDS OR DISTRIBUTIONS.  Before paying any dividend or distribution, the corporation may set aside out of any funds of the corporation available for dividends or distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or distributions, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 3.           CONTRACTS.  The board of directors may authorize any officer or agent to enter into any contract to execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.  Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the corporation when authorized or ratified by action of the board of directors and executed by an authorized person.

SECTION 4.           CHECKS.  All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

SECTION 5.           DEPOSITS.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may designate.

SECTION 6.           FISCAL YEAR.  The fiscal and taxable years of the corporation shall begin on January 1st and end on December 31st.

SECTION 7.           SEAL.  The board of directors may authorize the adoption of a seal by the corporation.  The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Incorporated Maryland.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  Wherever the corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the corporation.

SECTION 8.           STOCK LEDGER.  The corporation shall maintain at its principal executive offices an original stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder.  The stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

ARTICLE IX
AMENDMENTS

SECTION 1.           AMENDMENTS.  The board of directors shall have the exclusive power, by a majority vote of directors present at any regular meeting or at any special meeting if notice thereof be included in the notice of the special meeting, to alter or repeal any bylaws of the corporation and to make new bylaws not inconsistent with the articles of incorporation or the laws of the State of Maryland or other applicable law.